SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HEARTLAND FINANCIAL USA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                            April 7, 2004
Dear Fellow Stockholder:

You are cordially invited to attend the annual stockholders’ meeting of Heartland Financial USA, Inc. to be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on Wednesday, May 19, 2004 at 6:00 p.m. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. A copy of our 2003 Annual Report to Stockholders is also enclosed. At the meeting, we will report on operations and the outlook for the year ahead.

At the meeting, you will be asked to vote on a number of matters. Our compensation/nominating committee has nominated three persons to serve as Class II directors and the board of directors recommends that you vote your shares for each of the director nominees. In addition, the board of directors recommends that you vote to amend our certificate of incorporation to increase the number of authorized shares of common stock from 16,000,000 to 20,000,000 shares. Finally, our audit/corporate governance committee has selected, and we recommend that you ratify the selection of, KPMG LLP to continue as our independent public accountants for the year ending December 31, 2004.

We encourage you to attend our annual meeting in person and enjoy fellowship with other stockholders at the reception following our meeting. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

I look forward with pleasure to seeing you and visiting with you at the meeting.

                               Very best personal wishes,

                                                                                                       /s/ Lynn B. Fuller
                               Lynn B. Fuller
                               Chairman of the Board

1398 Central Avenue · Dubuque, Iowa 52001 · (563) 589-2100

We especially ask you to join the directors and other fellow stockholders for cocktails and hors d’oeuvres following the meeting as we celebrate our successes during 2003. In order to comfortably accommodate all stockholders, we ask that you please return the enclosed reservation card. Doing so will allow us to have a nametag prepared for each attendee. This celebration will be held at our corporate headquarters located in the main bank building of Dubuque Bank and Trust, 1398 Central Avenue, Dubuque, Iowa, beginning at approximately 7:00 p.m. You need not attend the annual meeting in order to attend the celebration

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2004

TO THE STOCKHOLDERS:

The annual meeting of stockholders of HEARTLAND FINANCIAL USA, INC. will be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on Wednesday, May 19, 2004, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1.   to elect three Class II directors;
2.   to amend Article IV of our certificate of incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 16,000,000 to 20,000,000 shares;
3.   to ratify the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2004; and
4.   to transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

The board of directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 22, 2004, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By order of the Board of Directors

     /s/ Lois K. Pearce
                                                                                    Lois K. Pearce
Secretary

Dubuque, Iowa
April 7, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors of Heartland Financial USA, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Grand River Center located at 500 Bell Street, Dubuque, Iowa, on Wednesday, May 19, 2004, at 6:00 p.m. local time, or at any adjournments or postponements of the meeting. We first mailed this proxy statement on or about April 7, 2004.

Heartland Financial USA, Inc., a Delaware corporation, is a diversified financial services holding company headquartered in Dubuque, Iowa. We offer full-service community banking through seven banking subsidiaries with a total of 37 banking locations in Iowa, Illinois, Wisconsin, New Mexico and Arizona. In addition, we have separate subsidiaries in the consumer finance, vehicle leasing/fleet management, insurance agency, investment management and investment banking businesses. Our primary strategy is to balance our focus on increasing profitability with asset growth and diversification through acquisitions, de novo bank formations, branch openings and expansion into non-bank subsidiary activities.

On May 15, 2003, our shares began listing on the Nasdaq National Market System under the symbol “HTLF”. Heartland’s listing on Nasdaq was officially celebrated in New York City on September 2, 2003, where we opened the market and lit the board on the first trading day after Labor Day.

The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 22, 2004, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to be voted upon to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of three Class II directors of Heartland for a term expiring in 2007, to amend our certificate of incorporation to increase the number of authorized shares of common stock from 16,000,000 to 20,000,000 shares and to ratify the selection of KPMG LLP to continue as our independent public accountants for the fiscal year ending December 31, 2004. These matters are more fully described in this proxy statement.

How do I vote?

You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement, “for” amending our certificate of incorporation and “for” the ratification of our auditors.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a separate proxy from your broker in order to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for approval of each proposal?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•      signing another proxy with a later date and returning that proxy to Ms. Lois K. Pearce, Secretary, Heartland Financial USA, Inc., 1398 Central Avenue, Dubuque, Iowa 52001;

•      sending notice to us that you are revoking your proxy; or

•      voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

•      is present and votes in person at the meeting; or

•      has properly submitted a signed proxy card or other proxy.

On March 22, 2004, the record date, there were 15,160,767 shares of common stock issued and outstanding. Therefore, at least 7,580,384 shares need to be present at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than three nominees. The board has no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

How many votes are needed for each proposal?

The three individuals receiving the highest number of votes cast “for” their election will be elected as directors of Heartland. Holders of a majority of the outstanding shares of our common stock as of the close of business on March 22, 2004, must approve the amendment of our certificate of incorporation to increase the number of authorized shares of Heartland’s common stock. The ratification of our auditors and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. An abstention will have the same effect as a vote against the ratification of our auditors and the amendment to our certificate of incorporation.

Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. So long as a quorum is present, broker non-votes will have no effect on the outcome of the election of directors or the vote on the ratification of our auditors. However, a broker non-vote will have the effect of a vote against the amendment to our certificate of incorporation.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2004.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors and employees of Heartland or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

ELECTION OF DIRECTORS

At the annual meeting to be held on May 19, 2004, you will be entitled to elect three Class II directors for terms expiring in 2007. The board of directors is divided into three classes of directors having staggered terms of three years. Robert Woodward, a director since 1987, retired from the board effective December 31, 2003. In January of 2004, the board appointed Ronald A. Larson as a Class II director to fill the vacancy created in that class by Mr. Woodward’s retirement. Each of the nominees for election as a Class II director is an incumbent director. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees become unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. The nominees for Class II directors, if elected at the annual meeting, will serve for a three-year term expiring in 2007. The board of directors recommends that you vote your shares FOR each of the nominees.

NOMINEES

Name (Age)	Served as Heartland Financial USA, Inc. Director Since	Positions with Heartland Financial USA, Inc. and its Subsidiaries and Principal Occupation

CLASS II (Term Expires 2007)
Mark C. Falb (Age 56)	1995
Vice Chairman of the Board (2001-present) of Heartland; Chairman (2001-present) and Director of Dubuque Bank and Trust; Director of Citizens Finance; Chairman of the Board and Chief Executive Officer of Westmark Enterprises, Inc. and Kendall/Hunt Publishing Company

John K. Schmidt (Age 44)	2001
Executive Vice President and Chief Financial Officer of Heartland; Director, President and Chief Executive Officer (2000-present) and Senior Vice President and Chief Financial Officer (1992-1999) of Dubuque Bank and Trust; Director of Keokuk Bancshares, Inc.; Director (2003-present) and Treasurer of Citizens Finance; Treasurer of ULTEA, Inc.

Ronald A. Larson (Age 56)	2004	Chairman of the Board (2003-present) of Arizona Bank & Trust; Managing Partner of Larson Group LC; CEO and Managing Member (1996-1999) of Falcon Capital LLC

CONTINUING DIRECTORS

Name (Age)	Served as Heartland Financial USA, Inc. Director Since	Positions with Heartland Financial USA, Inc. and its Subsidiaries and Principal Occupation

CLASS I (Term Expires 2006)
Lynn B. Fuller (Age 54)	1987
Chairman of the Board (2000-present), President and Chief Executive Officer of Heartland; Director, Vice Chairman of the Board (2000-present), President (1987-1999) and Chief Executive Officer (1986-1999) of Dubuque Bank and Trust; Vice Chairman (2001-present) and Director of Wisconsin Community Bank, New Mexico Bank & Trust, Galena State Bank, First Community Bank, Riverside Community Bank and Keokuk Bancshares, Inc.; Director (2003-present) of Arizona Bank & Trust; Director and President of Citizens Finance; Chairman of the Board of ULTEA; Chairman of the Board (2003-present) of HTLF Capital Corp.

John W. Cox, Jr. (Age 56)	2003	Director of Galena State Bank; Attorney at Law, Partner of Cox & Ward, P.C.
CLASS III (Term Expires 2005)
James F. Conlan (Age 40)	2000
Director of Dubuque Bank and Trust; Director (2001-present) of Citizens Finance; Attorney at Law, Partner and Vice Chairman of Firm-wide Corporate Reorganization Practice (2002-present) of Sidley Austin Brown & Wood

Thomas L. Flynn (Age 48)	2002

Director (2000-present) of Dubuque Bank and Trust and Citizens Finance (2002-present); Iowa State Senator (1994-2002); President, Chief Executive Officer and Chief Financial Officer of Flynn Ready-Mix Concrete

James F. Conlan.  Mr. Conlan is a graduate of the University of Iowa College of Law receiving his Juris Doctorate with Honors in 1988. Upon graduation, Mr. Conlan joined the international law firm of Sidley Austin Brown & Wood LLP, where he became a partner in 1996.

John W. Cox, Jr.  Mr. Cox is a graduate of John Marshall Law School of Chicago receiving his Juris Doctorate (cum laude) in 1975. Mr. Cox is a partner in the law firm of Cox and Ward, P.C., in Galena, Illinois, and a former Member of the U.S. House of Representatives from Illinois’ 16th District. During his term in the U.S. Congress, Mr. Cox served on the House Banking and Finance Committees. Mr. Cox also served as State’s Attorney for Jo Daviess County, Illinois and as City Attorney of Galena.

Mark C. Falb.  Mr. Falb is a graduate of the University of Iowa and a Certified Public Accountant. Mr. Falb was employed in an executive role with the Wm. C. Brown Company Publishers for nearly 20 years until a majority of the company was sold in 1992. He continues to serve as chief executive officer of the remaining divisions of the company, which are primarily involved in real estate ventures and textbook publishing.

Thomas L. Flynn.  Mr. Flynn obtained a BA degree in accounting and finance from Loras College and an MBA Degree from the University of Dubuque. Mr. Flynn was elected to the Iowa State Senate in 1994, where he served two full terms. During his terms he served on various committees, including the Senate Appropriations Committee; Administration and Regulation Budget Subcommittee; Commerce, Ways and Means Committee; and the Small Business, Economic Development & Tourism Committee. Mr. Flynn is the owner of a concrete and construction materials firm with locations in Iowa, Illinois and Wisconsin. He has also served for many years as an adjunct faculty member in the business department at Clarke College in Dubuque, Iowa.

Lynn B. Fuller.  Mr. Fuller graduated from the University of Dubuque and obtained an MBA from the University of Iowa. He joined Dubuque Bank and Trust in 1971 and remained with the bank until 1976 when he entered an officer-training program at First National Bank of St. Paul. He has held various executive positions within the bank and with Heartland since his return in 1978.

Ronald A. Larson.  Mr. Larson graduated from Minnesota State University, the Stonier Graduate School of Banking at Rutgers University and the National Commercial Lending Graduate School at the University of Oklahoma. He has extensive executive experience in the banking, finance, and commercial leasing industries. Mr. Larson is the founder of Larson Group L.C. of Scottsdale, Arizona. He is a founding investor and director of Heartland member bank, Arizona Bank & Trust, in Mesa, Arizona.

John K. Schmidt.  Mr. Schmidt is a graduate of the University of Northern Iowa and a Certified Public Accountant. Before joining Dubuque Bank and Trust in 1984, Mr. Schmidt was employed by the Office of the Comptroller of the Currency and Peat Marwick Mitchell, currently known as KPMG, in Des Moines, Iowa. He has held various executive positions within the bank and Heartland.

All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between Heartland and any other person pursuant to which any of our directors have been selected for their respective positions. With the exception of Mr. Conlan, who is the brother-in-law of Mr. Fuller, no member of the board of directors is related to any other member of the board of directors.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

There are currently seven members of the board of directors of Heartland. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Heartland, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are held on a quarterly basis, special meetings held from time to time and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Fuller, our chief executive officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).

With the exception of Messrs. Fuller, Schmidt and Conlan, our current directors are “independent” as defined by the rules of the Nasdaq Stock Market, Inc. The board of directors has established an audit/corporate governance committee and a compensation/nominating committee, among other committees. Consistent with the Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Messrs. Fuller and Schmidt in attendance.

During 2003, the board of directors held four regular meetings and five special meetings. All directors during their terms of office in 2003 attended at least 75% of the total number of meetings of the board and of meetings held by all committees of the board on which any such director served, except that Mr. Woodward, who was on medical leave, attended 66% of all meetings.

Policy On Director Attendance at Annual Meetings

It is Heartland’s policy that all directors be in attendance at annual meetings unless excused by the chairman of the board. Last year all of our directors attended the annual meeting.

Audit/Corporate Governance Committee

Currently, the members of the audit/corporate governance committee are directors Falb, Cox, Flynn and Larson. The board of directors has determined that each member of the audit/corporate governance committee qualifies as and should be named as an "audit committee financial expert," as set forth in the rules and regulations of the Securities and Exchange Commission. The board based this decision on each of the committee members' experience as executive officers of other companies and other relevant experience using and analyzing financial statements, as well as their eduction or experience with accounting issues. During 2003, Messrs. Falb, Flynn and Larson were "independent" according to listing standards set forth by Nasdaq and the rules and regulations of the Securities and Exchange Commission. During 2003, the law firm of Cox and Ward, P.C., of which Mr. Cox is a partner, received $450 from Heartland for certain legal services provided to one of Heartland's subsidiary banks. Neither Mr. Cox nor his firm provided legal services in 2004, and they are not expected to provide any in the future. The board has determined that the provision of these services does not affect Mr. Cox's independence with respect to service on Heartland's board or his future service on the audit/corporate governance committee.

In October of  2003, Heartland’s audit committee assumed the additional duty of monitoring the corporate governance area and adopted a charter that can be found under the investor relations section of our website, www.htlf.com. The audit/corporate governance committee charter is also attached to this proxy statement as Exhibit A. The primary duties and functions of the audit/corporate governance committee are to:

•      monitor the integrity of the financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•      retain, oversee, review and terminate our independent auditors and pre-approve all services performed by the independent accountants;

•      provide an avenue of communication among the independent accountants, management, the internal audit function and the board of directors;

•      encourage adherence to, and continuous improvement of, our policies, procedures and practices at all levels;

•      review areas of potential significant financial risk; and

•      monitor compliance with legal and regulatory requirements and establish appropriate corporate governance policies for Heartland.

The audit/corporate governance committee’s duties and functions are set forth in detail in its charter.

Mr. Falb has served as chairman of the audit committee since May of 2001 and remains chairman of the audit/corporate governance committee. During 2003, the audit committee met two times and the audit/corporate governance committee met one time. To promote independence of the audit function, the audit/corporate governance committee consults both separately and jointly with the independent auditors, the internal auditors and management.

Compensation/Nominating Committee

The compensation/nominating committee currently consists of directors Falb, Cox, Flynn and Larson. Each of these members is considered “independent” according to listing standards set forth by Nasdaq.

In July of 2003, Heartland’s compensation committee assumed the additional duties of nominating individuals for membership on the board of directors. The charter of the compensation/nominating committee can be found under the investor relations section of our website, www.htlf.com. The primary duties and functions of the compensation/nominating committee are to:

•      discharge the responsibilities of the board of directors relating to the compensation of our executive officers;

•      evaluate and make recommendations to the board of directors relating to the compensation of individuals serving as directors;

•      direct the creation of and approve an annual report on executive compensation for inclusion in our proxy statement in accordance with all applicable rules and regulations; and

•      identify individuals qualified to become members of the board of directors and select such individuals as director nominees for the next annual meeting of stockholders.

The compensation/nominating committee’s duties and functions are set forth in detail in its charter.

Mr. Falb has served as chairman of the compensation committee since April of 2001 and remains chairman of the compensation/nominating committee. During 2003, the compensation committee met three times and the compensation/nominating committee met one time.

Director Nominations and Qualifications

In carrying out its nominating function, the compensation/nominating committee evaluates all potential nominees for election, including incumbent directors, board nominees and stockholder nominees, in the same manner, although it is not currently seeking out candidates to serve on the board and we did not receive any stockholder nominations for the 2004 annual meeting. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics, integrity and values, a sufficient educational and professional background, exemplary management and communications skills, demonstrated leadership skills, sound judgment in his or her professional and personal life, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. Additionally, no nominee can be eligible for election or re-election as a director if at the time of such election such person is 70 or more years of age, and each nominee must be willing to devote sufficient time to carrying out his or her board duties and responsibilities effectively.

The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.

Stockholder Communications with the Board, Nomination and Proposal Procedures

General Communications with the Board. As set forth on our website, www.htlf.com, our board of directors can be contacted through Heartland’s corporate headquarters at 1398 Central Avenue, P.O. Box 778, Dubuque, Iowa 52004-0778, Attn: Heather Janssen, or by telephone at Heartland’s administrative offices, at 563-589-2100. Each communication will be forwarded to the board or the specific directors identified in the communication as soon as reasonably possible.

Nominations of Directors. In order for a stockholder nominee to be considered by the compensation/nominating committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our corporate secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our corporate secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the annual meeting. The stockholder’s notice of intention to nominate a director must include (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2005 annual meeting of stockholders, stockholder proposals must be received by our corporate secretary, at the above address, no later than December 8, 2004, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a stockholder and voted upon at an annual meeting, the stockholder must file written notice of the proposal to our corporate secretary not less than 30 nor more than 75 days prior to the schedules date of the annual meeting.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our chief executive officer and chief financial officer. The code is posted on our website, www.htlf.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our chief executive officer and chief financial officer, and persons performing similar functions, by posting such information on our website.

Director Fees

Each of our directors is paid a fee of $500 for each board meeting attended and $350 for each committee meeting attended, except for Messrs. Fuller and Schmidt who, as executive officers, do not receive any fees for their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 22, 2004, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table and by all directors and executive officers of Heartland as a group. The address of each 5% stockholder is 1398 Central Avenue, Dubuque, Iowa 52001.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership (1)	Percent of Class

5% Stockholders and Directors
Dubuque Bank and Trust Company	2,835,756(2)	18.7%
Lynn S. Fuller	1,360,230(3)	8.9%
Heartland Partnership, L.P.	834,000(4)	5.5%
James F. Conlan	77,315(5)	*
John W. Cox, Jr.	19,326(6)	*
Mark C. Falb	163,263(7)	1.1%
Thomas L. Flynn	24,375(8)	*
Lynn B. Fuller	637,196(9)	4.2%
Ronald A. Larson	500	*
John K. Schmidt	196,579(10)	1.3%

Other Executive Officers

Kenneth J. Erickson	207,349(11)	1.4%
Edward H. Everts	169,668(12)	1.1%
Douglas J. Horstmann	185,833(13)	1.2%
All directors and executive officers as a group (11 persons)	1,826,739	11.8%

*   Less than one percent

(1)   The information contained in this column is based upon information furnished to Heartland by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals’ families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or investment power. Also included are shares obtainable through the exercise of options within 60 days of the date of the information presented in this table in the following amounts: Mr. Lynn B. Fuller – 9,000 shares; Mr. Schmidt – 78,000 shares; Mr. Erickson –93,000 shares; Mr. Horstmann – 83,000 shares; Mr. Everts – 93,000 shares and all directors and executive officers as a group – 356,000 shares. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2)   Includes 454,579 shares over which Dubuque Bank and Trust, Heartland’s lead bank subsidiary, has sole voting and investment power and 164,676 shares over which Dubuque Bank and Trust has shared voting or investment power.

(3)   Includes shares held by the Heartland Partnership, L.P., over which Mr. Fuller has sole voting and investment power, as well as 57,051 shares held by a trust for which Mr. Fuller’s spouse is a trustee and 116,772 shares held in a trust for which Mr. Fuller serves as co-trustee, over which Mr. Fuller has shared voting and investment power.

(4)   Mr. Lynn S. Fuller, a former director of Heartland and a stockholder of more than 5% of the outstanding shares, is the general partner of Heartland Partnership, L.P., and in such capacity exercises sole voting and investment power over such shares.

(5)   Includes 33,500 shares held by Mr. Conlan’s spouse, over which Mr. Conlan has shared voting and investment power, and 21,000 shares held by the Heartland Partnership, L.P., over which Mr. Conlan has no voting or investment power but in which Mr. Conlan’s spouse does have a beneficial interest.

(6)   Includes 14,237 shares held by John W. Cox Jr. Inc., of which Mr. Cox is a controlling stockholder.

(7)   Includes 68,856 shares held by Mr. Falb’s spouse, as trustee, over which Mr. Falb has no voting or investment power. Also includes 68,496 shares held by Mr. Falb’s son in trust with reporting person as trustee.

(8)   Includes 2,250 shares held by Mr. Flynn’s spouse in an individual retirement account, over which Mr. Flynn has no voting or investment power.
(9)   Includes an aggregate of 7,800 shares held by Mr. Fuller’s spouse and minor children and 116,772 shares held in a trust for which Mr. Fuller serves as co-trustee, over which Mr. Fuller has shared voting and investment power. Includes 21,000 shares held by the Heartland Partnership, L.P., over which Mr. Fuller has no voting or investment power but in which Mr. Fuller does have a beneficial interest.

(10)   Includes an aggregate of 22,646 shares held by Mr. Schmidt’s spouse and minor children and 1,549 shares held by Mr. Schmidt jointly with his spouse, over which Mr. Schmidt has shared voting and investment power.

(11)   Includes 9,499 shares held by Mr. Erickson jointly with his spouse, over which Mr. Erickson has shared voting and investment power.

(12)   Includes 318 shares held by Mr. Everts’s adult children, over which Mr. Everts has no voting and investment power, and 300 shares held by Mr. Everts’s spouse under a 401(k) plan, over which Mr. Everts has no voting and investment power.

(13)   Includes 27,000 shares held by Mr. Horstmann’s spouse, over which Mr. Horstmann has shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of such forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2003.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to our chief executive officer and to each of the other four most highly compensated executive officers of Heartland or our subsidiaries for the fiscal year ended December 31, 2003:

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long Term Compensation Awards
(a)	(b)	(c)	(d)	(f)	(g)	(h)
Name and Principal Position	Fiscal Year Ended December 31	Salary(1)	Bonus(2)	Restricted Stock Awards	Securities Underlying Options/ SARs	All Other(3)Compensation
Lynn B. Fuller President and Chief Executive Officer of Heartland	2003 2002 2001	$245,000 235,000 215,000	$165,000 159,484 116,977	$--- --- ---	15,000 8,250 15,000	$26,920 27,700 23,236
John K. Schmidt Executive Vice President & Chief Financial Officer of Heartland	2003 2002 2001	$185,000 175,000 150,000	$ 84,500 78,310 66,311	$--- --- ---	10,500 3,750 9,000	$27,075 27,085 23,974
Kenneth J. Erickson Executive Vice President of Heartland	2003 2002 2001	$150,000 140,000 130,000	$ 54,800 52,834 42,119	$--- --- ---	6,000 2,250 3,000	$24,314 22,919 20,696
Douglas J. Horstmann Senior Vice President of Heartland	2003 2002 2001	$123,000 119,000 116,000	$ 44,400 45,224 32,147	$--- --- ---	4,500 1,500 3,000	$20,496 19,059 18,014
Edward H. Everts Senior Vice President of Heartland	2003 2002 2001	$115,000 110,000 100,000	$ 40,100 38,457 32,674	$--- --- ---	4,500 2,250 3,000	$18,692 17,983 15,528

(1)   Includes amounts deferred under our retirement plan.

(2)   The amounts shown represent amounts received under our management incentive compensation plan.

(3)   The amounts shown represent amounts contributed on behalf of the respective officer to our retirement plan and the allocable portion of the premium paid for life insurance under our executive death benefit program. For Mr. Fuller, the amounts shown include an automobile allowance of $2,131 for 2003, $2,131 for 2002 and $1,493 for 2001. For Mr. Schmidt, the amounts shown include an automobile allowance of $2,849 for 2003, $2,014 for 2002 and $2,573 for 2001. For 2003, 2002 and 2001, the amount contributed for each officer under our retirement plan was $24,020, $24,886 and $21,284 for Mr. Fuller, $24,020, $24,886 and $21,284 for Mr. Schmidt, $24,020, $22,661 and $20,508 for Mr. Erickson, $20,209, $18,807 and $17,849 for Mr. Horstmann and $18,430, $17,753 and $15,360 for Mr. Everts.

Stock Option Information

The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the summary compensation table:

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants
(a) Name	(b) Options(1) Granted	(c) % of Total Options Granted to Employees in Fiscal Year	(d) Exercise or Base Price ($/Share)	(e) Expiration Date	(f) Grant Date Present Value(2)(3)
Lynn B. Fuller	15,000	13.7%	$11.84	01/21/13	$40,800
John K. Schmidt	10,500	9.6%	$11.84	01/21/13	$28,560
Kenneth J. Erickson	6,000	5.5%	$11.84	01/21/13	$16,320
Douglas J. Horstmann	4,500	4.1%	$11.84	01/21/13	$12,240
Edward H. Everts	4,500	4.1%	$11.84	01/21/13	$12,240

(1)   Options become exercisable in three equal portions on the day after the third, fourth and fifth anniversaries of the January 21, 2003, date of grant.

(2)   The Black-Scholes valuation model was used to determine the grant date present values. Significant assumptions include: risk-free interest rate, 4.01%; expected option life, 10 years; expected volatility, 17.69%; expected dividends, 2.25%.

(3)   The ultimate value of the options will depend on the future market price of our common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of our common stock, on the date the option is exercised, over the exercise price of the option.

The following table sets forth information concerning the stock options at December 31, 2003, held by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
(a)	(b)	(c)	(d)		(e)
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-end Exercisable Unexercisable		Value of Unexercised In-the-Money Options/SARs at FY-end Exercisable Unexercisable
Lynn B. Fuller(1)	36,000	$ -	28,500	59,250	$188,100	$469,800
John K. Schmidt	24,000	$53,120	67,000	37,250	$590,280	$289,500
Kenneth J. Erickson	24,000	$63,040	85,500	20,250	$862,380	$151,800
Douglas J. Horstmann	15,000	$39,400	79,000	14,000	$819,480	$107,910
Edward H. Everts	24,000	$63,040	85,500	18,750	$862,380	$141,660

(1)    In February of 2004, Mr. Fuller acquired 36,000 shares of the shares underlying exercisable options.

Change of Control Agreements

We have entered into a separate change of control agreement with each of the named executive officers and certain other of our officers. These agreements provide that if employment is terminated six months prior to a change in control of Heartland (as defined in the agreements) or within one year thereafter, the terminated officer is to be paid severance compensation equal to a multiple of such officer’s total compensation (as defined in the agreements) at the time of termination. The multiple varies for each officer, up to a maximum of four times total compensation. Additionally, the agreements provide for the continuation of medical and dental benefits for up to two years after such termination and the payment of expenses for out-placement counseling for a period of one year, up to a maximum amount equal to twenty-five percent of total compensation. Messrs. Fuller, Schmidt, Erickson and Everts are prohibited by their respective agreements from competing with us or our subsidiaries within a designated geographic area for a period of two years following the termination of employment.

Compensation/Nominating Committee Report on Executive Compensation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The compensation/nominating committee administers our compensation program. In determining appropriate levels of executive compensation, the committee has at its disposal independent reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth accomplished by achieving both financial and non-financial goals such as return on equity, earnings per share and asset and deposit growth. The primary objectives of this philosophy are to:

•      encourage a consistent and competitive return to stockholders;

•      reward bank and individual performances;

•      provide financial rewards for performance of those having a significant impact on corporate profitability; and

•      provide competitive compensation in order to attract and retain key personnel.

The three major components of our executive officer compensation are base salary, annual incentive awards and long-term incentive awards. The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee’s subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. Among the factors considered by the committee are the recommendations of the chief executive officer with respect to the compensation of our other key executive officers. However, the committee makes the final compensation decisions concerning such officers.

The compensation of executive officers during 2003 was based upon a number of factors, including:

•      our compensation program;

•      the individual’s performance, substantial experience, expertise and length of service with our organization;

•      progress toward our performance objectives, as discussed above; and

•      compensation of officers with similar duties and responsibilities at comparable organizations.

Mr. Fuller’s compensation for 2003 reflects the committee’s satisfaction with Heartland’s overall financial performance, including its net income and return on average assets. Additionally, the committee considered Mr. Fuller’s personal performance as chief executive officer, as well as his employment contract, his previous years’ salaries and the salary levels of other similarly situated financial institutions. Finally, the committee considered Mr. Fuller’s strong leadership in guiding Heartland in becoming listed on the Nasdaq National Market System during 2003.

Respectfully,
Mark C. Falb, John W. Cox, Jr., Thomas L. Flynn, Ronald A. Larson

Compensation/Nominating Committee Interlocks and Insider Participation in Compensation Decisions

During the last completed fiscal year, at the invitation of the compensation/nominating committee, in addition to each of the members of the committee, Messrs. Fuller, Schmidt and Conlan also participated in committee deliberations concerning executive compensation. However, Messrs. Fuller and Schmidt did not participate in any discussions regarding their own compensation and Mr. Schmidt did not participate in discussions regarding Mr. Fuller’s compensation. Mr. Fuller serves as chairman of the board, president and chief executive officer of Heartland. Mr. Schmidt is the executive vice president and chief financial officer of Heartland and president and chief executive officer of Dubuque Bank and Trust. With respect to the members of the committee, Messrs. Falb and Flynn also serve as directors of Dubuque Bank and Trust, Mr. Cox also serves as a director of Galena State Bank and Trust and Mr. Larson also serves as chairman of the board of Arizona Bank & Trust.

During 2003, none of the directors serving on the compensation/nominating committee of Heartland or Dubuque Bank and Trust served as an executive officer of either organization, and none of these individuals was a former officer or employee of either organization. In addition, during 2003 no executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of our committee was engaged as an executive officer.

Stockholder Return Performance Presentation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

The following graph shows a five-year comparison of cumulative total returns for Heartland Financial USA, Inc., the Nasdaq Stock Market (U.S.) and an index of Nasdaq Bank Stocks. Figures for our common stock represent inter-dealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions. Heartland became listed on Nasdaq in May, 2003. The graph was prepared at our request by Research Data Group, Inc.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
ASSUMES $100 INVESTED ON DECEMBER 31, 1998

[Graph depicting values in the table below]

*Total return assumes reinvestment of dividends

Cumulative Total Return Performance
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Heartland Financial USA, Inc.	$100	$ 99	$ 78	$ 79	$110	$175
Nasdaq Stock Market (U.S.)	100	186	127	97	69	108
Nasdaq Bank Index	100	217	113	89	61	81

TRANSACTIONS WITH MANAGEMENT

Directors and officers of Heartland and our subsidiaries, and their associates, were customers of and had transactions with us and one or more of our subsidiaries during 2003. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

General

Our board of directors has unanimously approved, and recommends to our stockholders for their approval and adoption, an amendment to the certificate of incorporation that would increase the number of our authorized shares of common stock from 16,000,000 shares to 20,000,000 shares.

As of March 22, 2004, we had 15,171,786 shares of common stock issued and outstanding. Our board of directors believes that this proposed amendment is in the best interests of Heartland and our stockholders. Holders of a majority of the outstanding shares of our common stock as of the close of business on March 22, 2004, must approve the amendment of our certificate of incorporation to increase the number of authorized shares of Heartland’s common stock. Unless instructed to the contrary, all shares represented by proxy cards signed and returned to us will be voted in favor of the adoption of this amendment.

Proposed Amendment to Certificate of Incorporation

If this amendment is approved by our stockholders, the first sentence of Article IV of the certificate of incorporation will be amended to read as follows:

“The total number of shares of capital stock which the corporation shall have authority to issue is 20,000,000 shares of Common Stock, par value of $1.00 per share, and 200,000 shares of Preferred Stock, par value of $1.00 per share.”

Reasons for the Proposed Amendment

This proposed amendment authorizes additional shares of common stock. If the proposed amendment is approved, our board of directors will be able to use the additional shares of common stock for a variety of purposes.

First, the additional shares of stock would provide us with shares of stock that could be used to make acquisitions that may be advisable from time to time. These transactions could include the acquisition of additional branch locations, subsidiaries or bank or thrift holding companies. There is one such transaction pending. In February of 2004, we announced our plans to acquire Rocky Mountain Bancorporation, the holding company for Rocky Mountain Bank, a financial institution providing retail and commercial banking services from eight locations throughout Montana. Subject to obtaining stockholder and regulatory approvals, the total purchase price of $34.5 million will consist of a minimum of 50% in Heartland common stock and the remainder in cash. If all of the stockholders of Rocky Mountain Bancorporation elect to convert 100% of their shares to Heartland common stock, approximately 1,800,000 additional shares of Heartland common stock would be required to complete the transaction.

Second, the additional shares of stock authorized by the amendment could be used to raise additional working capital for Heartland or any of its subsidiaries. It is possible that our board of directors may in the future decide to conduct a private or public offering of stock to raise additional capital for contribution to our subsidiaries and for general corporate purposes. Although our board of directors does not currently have any specific plans in this regard, these shares would be available for that purpose.

Third, additional authorized shares of common stock could be used to fund the grant of stock options to our officers, employees and directors. Equity based compensation can be used to provide additional incentive to personnel without causing an immediate adverse effect on our profitability. Moreover, the grant of stock options can perhaps be used to retain valuable employees who might otherwise be lured away by the promise of higher cash salaries from competitors.

The increase in the authorized number of shares of stock would allow for the possibility of substantial dilution of the voting power of our current stockholders, although no dilution will occur as a direct result of the increase in the number of our authorized shares. The degree of any dilution that would occur following the issuance of any additional shares of stock would depend upon the number of shares of stock that are actually issued in the future, which cannot be determined at this time. Issuance of a large number of additional voting shares could significantly dilute the voting power of our existing stockholders.

The existence of a substantial number of authorized and unissued shares of stock could also impede an attempt to acquire control because our board of directors would have the ability to issue additional shares of stock in response to any such attempt. We are not aware at this time of any attempt to acquire control of Heartland, and no decision has been made as to whether any or all newly authorized but unissued shares of stock would be issued in response to any attempt of that kind.

Stockholder Vote Necessary For Approval of the Amendment

To be approved by our stockholders, this amendment must receive the affirmative vote of the majority of the outstanding shares of our common stock. Our board of directors believes that the adoption of this amendment is in the best interests of our stockholders and unanimously recommends that you vote your shares FOR this amendment.

AUDIT/CORPORATE GOVERANCE COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The audit/corporate governance committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K.

The audit/corporate governance committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2003, with our management and KPMG LLP, our independent auditors. The committee has also discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and KPMG LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully,
Mark C. Falb, John W. Cox, Jr., Thomas L. Flynn, Ronald A. Larson

RELATIONSHIP WITH INDEPENDENT AUDITORS

At the recommendation of the audit/corporate governance committee, we have appointed KPMG LLP to be our independent auditors for the fiscal year ending December 31, 2004, and our board of directors recommends that the stockholders ratify the appointment. KPMG LLP has been our auditor since June 1994. A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of independent auditors is not ratified, the audit/corporate governance committee of the board of directors will consider the matter of the appointment. The board of directors recommends that you vote your shares FOR ratification of this appointment.

Accountant Fees

Audit Fees. The aggregate amount of fees billed by KPMG LLP for its audit of our annual financial statements for fiscal years 2003 and 2002 and for its required reviews of our unaudited interim financial statements included in our quarterly reports filed during fiscal 2003 and 2002 were $111,250 and $95,400, respectively. A portion of these fees were attributable to the implementation of new accounting pronouncements, examination of our internal control structure as required under the Federal Deposit Insurance Corporation Improvement Act of 1991 and audit procedures required as a result of our bank subsidiaries’ participation in programs offered by the Federal Home Loan Bank and the Federal Home Loan Mortgage Corporation.

Audit Related Fees. The aggregate amounts of audit related fees billed by KPMG LLP for fiscal years 2003 and 2002 were $8,600 and $22,000, respectively.  The majority of these services were related to the audits of our employee benefit and retirement plans and our employee stock purchase plan

Tax Fees. KPMG LLP did not provide any tax related services to us for the fiscal year 2003. Tax planning services were provided to us for the fiscal year 2002, and the fees related to these services totaled $6,000.

All Other Fees. We did not incur any fees from KPMG LLP for fiscal year 2003 other than the fees reported above. For the fiscal year 2002, we did incur fees from KPMG LLP totaling $15,119 for due diligence procedures performed in conjunction with our review of a potential bank acquisition.

The audit/corporate governance committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP to be incompatible with maintaining their independence as our principal accountants.

Audit/Corporate Governance Committee Pre-Approval Policy

Among other things, the audit/corporate governance committee is responsible for appointing, setting compensation for and overseeing the work of the independent accountant. The audit/corporate governance committee has not adopted any formal policy concerning pre-approval of the audit and permissible non-audit services to be provided by KPMG LLP. These services include audit and audit-related services, tax services and other services. Instead, on a case by case basis, any audit or permissible non-audit service proposed to be performed is considered by and, if deemed appropriate, approved by the audit/corporate governance committee in advance of the performance of such service. All of the fees earned by KPMG LLP described above were attributable to services pre-approved by the audit/corporate governance committee.

FAILURE TO INDICATE CHOICE

If any stockholder fails to indicate a choice in items (1), (2) or (3) on the proxy card, the shares of such stockholder shall be voted FOR in each instance.

                           By order of the Board of Directors
                     /s/ Lynn B. Fuller
                           Lynn B. Fuller
                           Chairman of the Board
Dubuque, Iowa
April 7, 2004

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

APPENDIX A

HEARTLAND FINANCIAL USA, INC.
CHARTER OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

I.   Audit and Corporate Governance Committee Purpose
The primary functions of the Audit and Corporate Governance Committee are to: (1) assist the Board of Directors of Heartland Financial USA, Inc., and its subsidiaries (the “Company”), in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Boards of Directors have established; and the Company’s auditing, accounting and financial reporting processes generally and (2) develop and establish corporate governance policies and procedures for the Company. The Audit and Corporate Governance Committee’s primary duties and responsibilities are to:

  Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;
  Retain, oversee, review and terminate the Company’s independent auditors and pre-approve all services performed by the independent accountants;
  Provide an avenue of communication among the independent accountants, management, the internal audit function and the Board of Directors;
  Encourage adherence to, and continuous improvement of, the Company’s policies, procedures, and practices at all levels;
  Review areas of potential significant financial risk to the Company; and
  Monitor compliance with legal and regulatory requirements and establish appropriate corporate governance policies for the Company.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent accountants and the internal audit function, as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Committee shall report to the Board of Directors regarding audit and corporate governance matters.

II.  Audit and Corporate Governance Committee Composition

The Audit and Corporate Governance Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent, non-employee director, free from any relationship that would interfere with the exercise of his or her independent judgment. Additionally, each Committee member shall be independent as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Nasdaq Stock Market (or by the rules and regulations of any other exchange or national market on which the Company’s common stock is quoted or listed for trading) and any other body with regulatory authority over the Company. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. The Committee shall determine whether a member of the Committee possesses financial management expertise sufficient to qualify as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant and shall satisfy all continuing education requirements of the SEC and the Nasdaq Stock Market (or by the rules and regulations of any other exchange or national market on which the Company’s common stock is quoted or listed for trading).

The Board of Directors shall appoint the members of the Committee. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

III.    Meetings

The Audit and Corporate Governance Committee shall meet at least once quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee, or the Chairman of the Committee, shall meet with the independent accountants and management quarterly to review the Company’s financial statements.

IV.  Duties and Responsibilities of the Committee with Respect to Audit Matters

The Audit and Corporate Governance Committee shall:

1.     Review the Company’s annual audited financial statements prior to filing with the SEC and discuss with management and the Company’s independent accountants any significant issues regarding accounting principles, practices and judgments.

2.     Review with management and the independent accountants the Company’s quarterly financial results or other items required to be communicated by the independent accountants under SAS No. 61 or SAS No. 90 either prior to the release of earnings or before filing with the SEC. The Chair of the Committee may represent the entire Committee for purposes of this review.

3.     In consultation with management, the independent accountants and the internal audit function, consider the integrity of the Company’s financial reporting processes and controls.

4.     Participate in meetings with management, the internal audit function and the independent accountants to discuss any significant risk exposures and the steps management has taken to monitor, control and report such exposures. In so doing, the Committee shall review significant findings reported by the independent accountants and the internal audit function, together with management responses.

5.     Have sole authority over, and responsibility for, the retention and oversight of the Company’s independent accountants. The Committee shall approve all fees and other compensation to be paid to the independent accountants. In fulfilling these duties, the Committee shall consider the independence and effectiveness of the independent accountants. The Committee shall continuously review and discuss with the independent accountants all significant relationships that the accountants have with the Company to determine the accountants’ independence. The Committee shall have sole authority over, and responsibility for, reviewing the performance of the independent accountants and discharging the independent accountants when circumstances warrant.

6.     Pre-approve all audit and non-audit services in excess of $25,000 to be performed by the independent accountants.

7.     Review the independent accountants’ audit plan, including aspects of the plan relating to scope, staffing, locations, reliance upon management and the internal audit function and general audit approach, prior to the audit.

8.     Monitor the services performed by the independent accountants to ensure that any services prohibited by the SEC, or by any exchange or national market on which the Company’s common stock is quoted or listed for trading, are not performed during the period in which the independent accountants are performing audit services for the Company.

9.     Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit. Such review should also include:

    (a)      Any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information
    (b)      Any management letter provided by the auditor and the Company’s response to that letter;
    (c)      Any changes required in the planned scope of the internal audit;
    (d)      The internal audit vendor responsibilities;
    (e)      Selection of new accounting policies or a change in the application of existing accounting policies;
    (f)       Significant estimates, judgments and uncertainties in management’s preparation of financial statements; and
    (g)      Unusual transactions.

10.   Consider the independent accountants’ judgment about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

11.   Review, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements.

12.   Review the Annual Internal Audit Plan of the internal audit function, and its performance under said plan, including the fees to be paid. The internal audit function shall be responsible to senior management, but have a direct reporting responsibility to the Committee. Changes in the internal audit function shall be subject to Committee approval.

13.   Review the appointment, performance and replacement of the internal audit function. As a part of such review, the Committee shall discuss with the internal audit function all significant relationships they have with the Company that would impair their objectivity in accordance with Statement on Auditing Standards No. 60.

14.   Review significant reports prepared by the internal audit function together with management’s response and follow-up to such reports.

15.   On at least an annual basis obtain from the independent accountants all copies of attorney letters discussing any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies. The Committee shall review all reports concerning any significant fraud or regulatory noncompliance that may have occurred at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of such occurrences.

16.   Annually direct the creation of and approve a report to stockholders as required by the SEC for inclusion in the Company’s annual proxy statement.

17.   Maintain minutes of meetings and report to the Board of Directors on significant results of the foregoing activities.

18.   Review and reassess the adequacy of this Charter at least annually, and update the Charter as conditions may dictate.

19.   Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the independent accountants and management.

V.  Duties and Responsibilities of the Committee with respect to Corporate Governance Matters

The Audit and Corporate Governance Committee shall:

1.     At least annually, determine whether each member of the Board of Directors of the Company is “independent” as such term is defined in the requirements of the SEC, the Nasdaq Stock Market (or by the rules and regulations of any other exchange or national market on which the Company’s common stock is quoted or listed for trading) and any other body with regulatory authority over the Company.

2.     The Committee shall develop and maintain, and shall recommend to the Board of Directors that it adopt, a Code of Business Conduct and Ethics for the Company. Such Code shall address various legal and regulatory issues applicable to the directors, officers and employees of the Company. The Committee shall review, at least annually, the Company’s enforcement mechanism for such Code.

3.     The Committee shall review and assess, at least annually, the adequacy of the Company’s corporate governance policies and procedures in light of the legal and regulatory requirements applicable to the Company, its directors, officers and employees, and shall amend and supplement such policies and procedures as the Committee determines are appropriate and as approved by the Board of Directors.

4.     Establish and maintain policies and procedures for employees of the Company to anonymously report accounting errors or improprieties directly to the Committee.

5.     Review and pre-approve all material related party transactions that are not prohibited by the rules of the SEC or of any exchange or national market on which the Company’s common stock is quoted or listed for trading.

6.     Establish an orientation program for directors beginning their service on the Board of Directors. Such program shall provide new directors with information regarding their duties and responsibilities to the Company, the Company’s business and operations, the policies and procedures applicable to service on the Board of Directors and the legal implications of Board service.

7.     Establish, coordinate, monitor and maintain a continuing education and training program for directors of the Company. The Committee shall establish participation requirements in such program for directors of the Company and shall monitor compliance with those requirements. The program shall be designed to apprise directors of any legal, accounting, corporate governance or other developments relevant to service on the Board of Directors.

8.     Review, with the Company’s counsel, legal compliance matters, including corporate securities trading policies.

9.     The Committee shall, at least annually, evaluate the performance, structure and authority of the committees of the Board of Directors. The Committee shall make recommendations to the Board of Directors with respect to the assignment of individual directors to the committees of the Board of Directors.

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
HEARTLAND FINANCIAL USA, INC. TO BE HELD ON MAY 19, 2004

        The undersigned hereby appoints Lynn B. Fuller and John K. Schmidt, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of Heartland Financial USA, Inc., to be held at the Grand River Center, 500 Bell Street, Dubuque, Iowa, on the 19th day of May, 2004, at 6:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

 1.   ELECT DIRECTORS:
☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

        (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Class II (Term Expires 2007): Mark C. Falb, John K. Schmidt and Ronald A. Larson

2.   AMEND ARTICLE IV OF THE COMPANY’S CERTIFICATE OF INCORPORATION to increase the number of authorized shares of common stock from 16,000,000 to 20,000,000:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.   APPROVE THE APPOINTMENT OF KPMG LLP as Heartland Financial USA, Inc.’s independent public accountants for the year ending December 31, 2004:

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.   In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

                                                                                                                            Dated:  ____________  2004
                                                                                                                     Signature(s)_____________

      NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

      ANNUAL STOCKHOLDERS MEETING AND RECEPTION

Wednesday, May 19, 2004, 6:00 p.m., Grand River Center, 500 Bell Street, Dubuque, Iowa

    [  ] will attend  _________________ total number attending            [  ]  will not attend

Following the meeting, please join directors and other stockholders for cocktails and hors d'oeuvres at the company's headquarters, Dubuque Bank & Trust, 1398 Central Avenue, Dubuque, Iowa from approximately 7:00 p.m. to 9:00 p.m.

    [  ] will attend  _________________ total number attending            [  ]  will not attend

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